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                                                          EXHIBIT 10.1(o)

                                 PARTIAL WAIVER
                   UNDER AMENDED AND RESTATED CREDIT AGREEMENT


         This Partial Waiver Under Amended and Restated Credit Agreement dated as of May 10, 2001 by and between TALON AUTOMOTIVE GROUP, INC., a Michigan corporation ("TAG"), VELTRI METAL PRODUCTS CO., a Nova Scotia corporation ("Veltri", called together with TAG, the "Borrowers") and COMERICA BANK, a Michigan banking corporation, as agent for the Banks (in such capacity, "Agent") acting pursuant to written consents hereto delivered to Agent by Banks constituting the Majority Banks.

         WHEREAS, Borrowers, Agent and the Banks entered into a certain Amended and Restated Credit Agreement dated as of February 16, 2001 and a certain First Amendment to Amended and Restated Credit Agreement dated as of March 29, 2001 (as so amended, the "Agreement"), pursuant to which Borrowers incurred certain indebtedness and obligations and granted the Agent, on behalf of the Banks, security for such indebtedness and obligations;

         WHEREAS, Borrowers have requested: (i) Agent and Majority Banks to waive the conditions to Advances and Loans described in Section 7.2(b) of the Agreement, to the extent only that such conditions are not satisfied solely as a result of Borrower's failure to deliver true and complete copies of Bond Settlement Documents by April 30, 2001 (as required under Section 8.17 of the Agreement) and to enter into the Bond Settlement Documents on or before April 30, 2001 (as required under Section 11.4(ii) of the Agreement) (together, "Partial Waiver Defaults") and (ii) to waive the existence of the Partial Waiver Defaults for the sole purpose of Section 4.1 of the Agreement, only to the extent necessary so that the Default Rate will not become immediately applicable; and

         WHEREAS, Agent and the Banks constituting the Majority Banks are willing to do so, but only for the period specified herein and on the terms and subject to the conditions set forth herein;

         NOW, THEREFORE, it is agreed:

1.       DEFINITIONS

         1.1 Capitalized terms used herein and not defined to the contrary have the meanings given them in the Agreement.

2.       WAIVER

         2.1 For the period ending as of close of business May 25, 2001 ("Termination Date") only, Agent and the Majority Banks: (a) waive the conditions to Advances and Loans, and to the issuance of Letters of Credit, described in Section 7.2(b) of the Agreement, but only to the extent that such conditions are not satisfied solely as a result of the existence of the Partial Waiver Defaults, and (b) waive the existence of the Partial Waiver Defaults for the sole purpose of Section 4.1 of the Agreement, but only to the extent necessary so that the Default Rate shall not become immediately applicable to Loans and Advances from time to time outstanding under the Agreement; provided, however, that the foregoing waivers shall automatically terminate upon the earlier of the Termination Date or the date on which, pursuant to Section 11.11 of the


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Agreement, the commitment to make Advances and issue Letters of Credit under the
Agreement is terminated, it being acknowledged by the Borrowers that such a termination pursuant to Section 11.11 of the Agreement may be made at any time, on the basis of the existence of any Event of Default, including without limitation, the Partial Waiver Defaults.

3.       REPRESENTATIONS

         Each Borrower hereby represents and warrants that:

         3.1 Execution, delivery and performance of this Waiver and any other documents and instruments required under this Waiver are within Borrowers' powers, have been duly authorized, are not in contravention of law or the terms of either Borrowers' Articles of Incorporation or Bylaws, and do not require the consent or approval of any governmental body, agency, or authority.

         3.2 This Waiver, and the Agreement as effected by this Waiver, and any other documents and instruments required under this Amendment or the Agreement, when issued and delivered under this Waiver or the Agreement, will be valid and binding in accordance with their terms.

         3.3 Except to the extent rendered untrue solely by virtue of the existence of Partial Waiver Defaults, the continuing representations and warranties of Borrowers set forth in Sections 8.1 through 8.7 and 8.9 through
8.19 of the Agreement are true and correct on and as of the date hereof with the same force and effect as if made on and as of the date hereof.

         3.4 The continuing representations and warranties of Borrowers set forth in Section 8.8 of the Agreement are true and correct as of the date hereof with respect to the most recent financial statements furnished to Agent and the Banks by Borrowers in accordance with Section 9.1 of the Agreement.

         3.5 Except for the Partial Waiver Defaults, to the best of Borrowers' knowledge, no Default or Event of Default, has occurred and is continuing as of the date hereof.

4.       MISCELLANEOUS

         4.1 This Waiver may be executed in as many counterparts as Agent and Borrowers deem convenient.

         4.2 Borrowers shall pay all of Agent's legal costs and expenses (including attorneys' fees and expenses) incurred in the negotiation, preparation and closing hereof, including, without limitation, costs of all lien searches and financing statement filings.

         4.3 For the purpose of inducing Agent and the Majority Banks to issue and/or consent to this Partial Waiver, Borrowers hereby:

             (a) covenant and agree to deliver to Agent and the Banks, in form and detail satisfactory to Agent and the Majority Banks; (i) on or before May 18, 2001, Borrower's cash flow projections for the period commencing May 1, 2001 and ending December 31,



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         2001 prepared on a weekly basis for the portion of such period ending
         October 31, 2001, and on a monthly basis for the remainder of such period; (ii) on or before May 14, 2001, such evidence as Agent and the Majority Banks shall require that a "lock-up agreement" has been entered, and is then in effect, between Borrowers and holders of not less than 77% of the Senior Subordinated Notes, on terms consistent with those described in the Transaction Summary (Noteholder Proposal dated April 6, 2001) delivered to Agent on or about April 11, 2001 ("Lock-up Agreement") and (iii) true, executed copies of the Lock-up Agreement and any documents, instruments or agreements executed in connection therewith as Agent or the Majority Banks may require;

              (b) represent that the May 7, 2001 correspondence from Donald MacKenzie of Conway, Mackenzie & Dunleay ("CMD") to Agent (a copy of which has been delivered to Agent and the Banks) accurately describes the scope of the services for which Borrowers have engaged CM&D and agree (i) not to alter the scope of, suspend work on, or allow the termination of, such engagement without prior written consent of Agent and the Majority Banks, and (ii) that it shall be an "Event of Default" if, at any time, Agent or any Bank is denied access to or information from, or communication with CM&D in accordance with the May 4, 2001 letter from Agent to Borrowers, acknowledged by Borrowers and CMD (copy of which has been delivered to the Banks); and

                  (c) acknowledge and agree that failure to timely perform the foregoing covenants and agreements shall constitute an Event of Default under the Agreement.

         4.4 Except as specifically set forth herein, nothing set forth in this Waiver shall constitute, or be interpreted or construed to constitute, a waiver of any right or remedy of Agent or the Banks, or of any Default or Event of Default (including the Partial Waiver Defaults) whether now existing or hereafter arising and Agent and the Banks may at any time, and hereby expressly reserve their rights to, exercise any or all of their rights and remedies under the Agreement and the other Documents arising by virtue of the existence of Events of Default (including the Partial Waiver Defaults) at any time and without any further prior advance notice to Borrowers or either of them.




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         WITNESS the due execution hereof as of the day and year first above written.



TALON AUTOMOTIVE GROUP, INC.


By:  /s/ David J. Woodward
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Its: Vice President
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COMERICA BANK, as Agent


By:  /s/ Russell A. Stokes
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Its: Vice President
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